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Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

FOR

THE HERTZ CORPORATION

OFFER TO EXCHANGE
$250,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF 4.250% SENIOR NOTES DUE 2018,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
FOR ANY AND ALL OUTSTANDING 4.250% SENIOR NOTES DUE 2018 ISSUED ON
MARCH 28, 2013

PURSUANT TO THE PROSPECTUS DATED
                        , 2013

(Not to be used for signature guarantees.)

        THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF                        , 2013, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

        This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer made by The Hertz Corporation, a Delaware corporation (the "Company"), and the Guarantors, pursuant to the Prospectus, dated                        , 2013 (as the same may be amended or supplemented from time to time, the "Prospectus"), and accompanying Letter of Transmittal (the "Letter of Transmittal"), if the certificates for the Outstanding Notes are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wells Fargo Bank, National Association (the "Exchange Agent"), as set forth below. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Agent for the Exchange Offer is:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By Regular Mail or Overnight Courier:	By Registered or Certified Mail:	In Person by Hand Only:
WELLS FARGO BANK, N.A.	WELLS FARGO BANK, N.A.	WELLS FARGO BANK, N.A.
Corporate Trust Operations	Corporate Trust Operations	12th Floor—Northstar East Building
MAC N9303-121	MAC N9303-121	Corporate Trust Operations
Sixth & Marquette Avenue	P.O. Box 1517	608 Second Avenue South
Minneapolis, MN 55479	Minneapolis, MN 55480	Minneapolis, MN 55479
By Facsimile (612) 667-6282
For Information or Confirmation by Telephone: (800) 344-5128

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (AS DEFINED IN THE LETTER OF TRANSMITTAL), SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE SPACE ENTITLED "GUARANTEE OF SIGNATURE(S)" IN BOX 7 ON THE LETTER OF TRANSMITTAL.

 (THE GUARANTEE OF DELIVERY BELOW MUST BE COMPLETED.)

Ladies and Gentlemen:

        Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Outstanding Notes indicated below, pursuant to the guaranteed delivery procedures described in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus and Instruction 1 of the Letter of Transmittal.

Certificate Number(s) (if known) of Outstanding Notes or Account Number of DTC Participant	Aggregate Principal Amount Represented by Outstanding Notes	Aggregate Principal Amount of Outstanding Notes Being Tendered

	$	$

	$	$

	$	$

Signature(s) of Record Holder(s):
Please Type or Print Name(s) of Record Holder(s):
Dated:

Address:
(Include Zip Code)

(Daytime Area Code and Telephone No.):
☐
Check this box if the Outstanding Notes will be delivered by book-entry transfer to The Depository Trust Company.

Account Number:

(THE GUARANTEE OF DELIVERY BELOW MUST BE COMPLETED.)

GUARANTEE OF DELIVERY
(Not to be used for signature guarantees.)

        The undersigned, a member in good standing of a recognized signature medallion program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above person(s) "own(s)" the Outstanding Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Outstanding Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, or facsimile thereof, with any required signature guarantees, together with the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

        The signature medallion program member or the eligible guarantor institution that completes this form must deliver the documents listed above to the Exchange Agent within the time period indicated above. Failure to do so may result in financial loss to such member or institution.

Name of Firm:
(Authorized Signature)

Address:
(Include Zip Code)

Area Code and Telephone No.:

Name:	(Please Type or Print)
Title:

Dated:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1.    Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the first page hereof on or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus and see Instruction 1 of the Letter of Transmittal. Neither this Notice of Guaranteed Delivery nor any other notice of guaranteed delivery should be sent to the Company.

        2.    Signatures on this Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of the Outstanding Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of such person's authority to so act must be submitted with this Notice of Guaranteed Delivery.

        3.    Questions and Requests for Assistance or Additional Copies.    Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address set forth on the first page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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  Exhibit 99.4
NOTICE OF GUARANTEED DELIVERY FOR THE HERTZ CORPORATION
(THE GUARANTEE OF DELIVERY BELOW MUST BE COMPLETED.)
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY